September 30, 2013

American Eagle Energy, Inc.

2549 W. Main Street, Suite 202

Littleton, Colorado 80120 Attn: Brad Colby

RE:	First Amendment to Purchase and Sale Agreement (this "Amendment")

Dear Mr. Colby,

Reference is hereby made to that certain Purchase and Sale Agreement by and between American Eagle Energy Corporation ("AEE') and USG Properties Bakken I, LLC ("USG" and, together with AEE, collectively the "Parties"), dated August 12, 2013 (the "PSA").

WITNESSETH:

WHEREAS, the Parties entered into the PSA on August 12, 2013:

WHEREAS, the Parties desire to amend the PSA as set forth below; and,

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in the PSA and in this Amendment and for good and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree that, effective as of August 12, 2013, the PSA shall be amended as follows:

A.	Amendment to Agreement.

I.	In the first sentence of Section 10 of the PSA entitled "Closing", the date "September 30, 2013" shall be deleted and replaced with the date "October 7, 2013".

2.	The second sentence of Section 24 of the PSA entitled "Option" shall be deleted in its entirety and replaced with the following sentence: "The Option may be exercised at any time on or before March 31, 2014 by Borrower providing Seller with 20 days advance written notice of this date (the "Exercise Notice")."

B.	Miscellaneous

1.	Unless otherwise specifically provided in this Amendment, capitalized terms in this Amendment shall have the meaning assigned to such terms in the PSA.

2.	Except as amended hereby, the terms and conditions of the PSA shall remain in full force and effect. If there is any conflict between the PSA and this Amendment, this Amendment shall control.

3.	This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constit11te a single instrument.

4.	This Amendment shall be considered for all purposes as prepared through the joint efforts of the Parties and shall not be construed against one Party or the other as a result of the preparation, substitution or other event of negotiation, drafting or execution hereof.

If you agree with the terms of this Amendment, please execute the Amendment below and return a fully executed copy to Michael.Carlson@nexteraenergy.com . Should you have any questions, please do not hesitate to contact our office.

USG Properties Bakken I, LLC

		By:	/s/ Lawrence A. Wall, Jr

		Name:	Lawrence A. Wall, Jr

		Title:	President

Agreed to and accepted by:

American Eagle Energy, Inc.

By:	/s/ Steven R. Dillé

Name:	Steven R. Dillé

Title:	Land Manager